EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

In connection with the Annual Report of Digital Generation Systems, Inc. (the “Company”) on Form 10-K for the annual period ended December 31, 2003, as filed with the SEC on the date hereof (the “Report”), the undersigned, in the capacities and dates indicated below, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 12, 2004	By:	/s/ SCOTT K. GINSBURG

Scott K. Ginsburg Chairman of the Board of Directors and Chief Executive Officer

Dated: March 12, 2004	By:	/s/ OMAR A. CHOUCAIR

Omar A. Choucair Chief Financial Officer